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                               AGREEMENT OF MERGER
                                       OF
                         SPACE APPLICATIONS CORPORATION
                                       AND
                             SM&A CORPORATION (EAST)


         This Agreement of Merger is dated ________, 1998, by and among SPACE APPLICATIONS CORPORATION, a California corporation ("SAC") and SM&A CORPORATION
(EAST), a California corporation ("SMAE").


                                 R E C I T A L S
                                 - - - - - - - -


         WHEREAS, SAC is a California corporation and has 100 shares of its common stock outstanding as of the date hereof, all of which are owned by SM&A Corporation, a California corporation ("SM&A");

         WHEREAS, SMAE is a California corporation and has 100 shares of its common stock outstanding as of the date hereof, all of which are owned by SM&A;

         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

         1. SAC shall be merged with and into SMAE, and SMAE shall be the surviving corporation.

         2. Upon such merger, all outstanding shares of common stock of SAC shall be cancelled and no shares of SMAE shall be issued in exchange therefor.

         3. Upon such merger, the separate existence of SAC shall cease and SMAE shall succeed, without other transfer, to all the rights and property of SAC and shall be subject to all the debts and liabilities thereof in the same manner as if SMAE had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of SAC shall be limited to the property affected thereby immediately prior to the time the merger is effective.

         4. After the merger becomes effective, SAC, through the persons who were its officers immediately prior to the merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to properties, assets and rights in SMAE.

         5. The effective date of the merger is the date upon which a copy of this Agreement of Merger is filed with the Secretary of State of California.



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         IN WITNESS WHEREOF, the parties have executed this Agreement of Merger on the date first set forth above.

                                    SPACE APPLICATIONS CORPORATION,
                                    a California corporation


                                    By: /s/ Thomas Amrhein
                                       -----------------------------------------
                                         Thomas Amrhein, President


                                    By: /s/ Steven Mast
                                       -----------------------------------------
                                         Steven Mast, Secretary



                                    SM&A CORPORATION (EAST),
                                    a California corporation


                                    By:  /s/ Calvin Gegner
                                        ----------------------------------------
                                         Calvin Gegner, President


                                    By: /s/ Steven Mast
                                        ----------------------------------------
                                         Steven Mast, Secretary


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